EX-99.23.j.i

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated January 22, 2004 for the Institutional Short-Term Government Bond Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 46 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (File No. 333-85083), including the references to our firm under the heading "Financial Highlights" in the Prospectus.






McCurdy & Associates CPA's, Inc.


Westlake, Ohio
April 29, 2004

                                                                      EX-99.23.j


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment #46 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (file No. 333-47207), including the references to our firm under the heading "Accountants" in the Fund's Statement of Additional Information.







Cohen McCurdy, Ltd.
Westlake, Ohio

April 29, 2004